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Exhibit (99)C.

CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING INFORMATION.

        The Corporation and its representatives may, from time to time, make written or verbal forward-looking statements. Those statements relate to developments, results, conditions or other events that management expects or anticipates will occur in the future. Without limiting the foregoing, those statements may relate to future revenues, earnings, store openings, market conditions, new strategies and the competitive environment. Forward-looking statements are based on management's then current views and assumptions and, as a result, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.

        Any such forward-looking statements are qualified by the following, which contain certain of the important factors that could cause actual results to differ materially from those predicted by the forward-looking statements:

Competitive Pressures

        The retail business is highly competitive. Each of our operations competes for customers, employees, locations, products, services and other important aspects of its business with many other local, regional and national retailers. Those competitors, some of which have a greater market presence than the Corporation, include traditional and off-price store-based retailers, Internet and catalog businesses, drug stores, supermarkets, entertainment and travel providers and other forms of retail commerce. Unanticipated changes in the pricing and other practices of those competitors, including the effects of competitor liquidation activities, may impact our expected results.

Consumer Trends

        It is difficult to predict what merchandise consumers will demand, particularly merchandise that is trend driven. A substantial part of our business is dependent on our ability to make trend right decisions for a wide variety of goods and services. Failure to accurately predict constantly changing consumer tastes, preferences, spending patterns and other lifestyle decisions could adversely affect short-term results and long-term relationships with our guests.

Credit Card Operations

        The Corporation's credit card operations facilitate sales in our stores and generate additional revenue from fees related to extending credit. Our ability to extend credit to our guests depends on many factors including compliance with federal and state banking and consumer protection laws, any of which may change from time to time. In addition, changes in credit card use, payment patterns and default rates may result from a variety of economic, legal, social and other factors that we cannot control or predict with certainty. Changes that adversely impact our ability to extend credit and collect payments could negatively affect our results.

General Economic Conditions

        General economic factors that are beyond our control impact the Corporation's forecasts and actual performance. These factors include interest rates, recession, inflation, deflation, consumer credit availability, consumer debt levels, tax rates and policy, unemployment trends, energy costs and other matters that influence consumer confidence and spending. Increasing volatility in financial markets may cause these factors to change with a greater degree of frequency and magnitude.

Labor Conditions

        The Corporation's performance is dependent on attracting and retaining a large and growing number of quality team members. Many of those team members are in entry-level or part-time positions with historically high rates of turnover. Our ability to meet our labor needs while controlling our costs is subject to external factors such as unemployment levels, minimum wage legislation and changing demographics.

Product Sourcing

        The products we sell are sourced from a wide variety of domestic and international vendors. All of our vendors must comply with applicable laws and our required standards of conduct. Our ability to find qualified vendors and access products in a timely and efficient manner is a significant challenge which is typically even more difficult with respect to goods sourced outside the United States. Political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade are beyond our control and could impact our business.

Review of Strategic Alternatives

        We have engaged Goldman, Sachs & Co. as our financial advisor to review various strategic alternatives for our Mervyn's and Marshall Field's divisions. The alternatives to be evaluated include, but are not limited to, the possible sale of one or both of these divisions as ongoing businesses to existing retailers or other qualified buyers. We are uncertain as to what impact any particular strategic alternative will have on our operating results or stock price if accomplished or whether any transaction will even occur as a result of this review. Other uncertainties and risks relating to our review of strategic alternatives include:

  •
  the review of strategic alternatives may disrupt our operations, affect morale, distract management and result in the loss of guests, team members and business partners, which could have a material adverse effect on our operating results;

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  the process of reviewing strategic alternatives may be more time consuming and expensive than we currently anticipate; and

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  we may not be able to identify strategic alternatives that are worth pursuing.

Other Factors

        Other factors that could cause actual results to differ materially from those predicted include:

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  weather;

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  changes in the availability or cost of capital;

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  the availability of suitable new store locations on acceptable terms;

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  the achievement of our growth objectives;

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  shifts in the seasonality of shopping patterns;

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  labor strikes or other work interruptions;

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  changes in health care costs;

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  the impact of excess retail capacity in our markets;

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  material acquisitions or dispositions;

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  investments in new business strategies;

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  the success or failure of significant new business ventures or technologies;

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  adverse results in material litigation;

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  actions taken or omitted to be taken by legislative, regulatory, judicial and other governmental authorities and officials;

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  our ability to react in a timely manner and maintain our critical business processes and information systems capabilities in a disaster recovery situation; or

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  natural disasters, the outbreak of war, acts of terrorism or other significant national or international events.

        The foregoing list of important factors is not exclusive and management does not undertake to revise any forward-looking statement to reflect events or circumstances that occur after the date the statement is made.

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  CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING INFORMATION.
  Competitive Pressures
  Consumer Trends
  Credit Card Operations
  General Economic Conditions
  Labor Conditions
  Product Sourcing
  Review of Strategic Alternatives
  Other Factors